Exhibit 4.50

OMNIBUS AMENDMENT NO. 1 TO INDENTURE, SERIES 2013-1 SUPPLEMENT AND

SERIES 2013-1 NOTE PURCHASE AGREEMENT

THIS AMENDMENT NO. 1, dated as of October 29, 2013 (the “Amendment”), is made to (i) the Indenture, dated as of August 5, 2013 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), between TEXTAINER MARINE CONTAINERS IV LIMITED, as issuer (the “Issuer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as indenture trustee (the “Indenture Trustee”), (ii) the Series 2013-1 Supplement, dated as of August 5, 2013 (as amended, supplemented or otherwise modified from time to time, the “Supplement”), between the Issuer and the Indenture Trustee, and (iii) the Series 2013-1 Note Purchase Agreement, dated as of August 5, 2013 (as amended, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), between the Issuer, the Series 2013-1 Noteholders party thereto and the other parties thereto.

W I T N E S S E T H:

WHEREAS, the parties hereto have previously entered into the Indenture, the Supplement and the Note Purchase Agreement, as applicable; and

WHEREAS, the parties desire to amend the Indenture, the Supplement and the Note Purchase Agreement, as applicable, in order to modify certain provisions thereof;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture (or, if not defined therein, as defined in the Supplement or the Note Purchase Agreement).

Section 2. Amendment to the Indenture. Pursuant to Section 1002 of the Indenture, the Indenture is hereby amended as follows:

(a) Clause (A) of the definition of “Net Book Value” that appears in Section 101 of the Indenture is hereby amended by replacing the words “in the case of either clause (x) or (y)” therein with the words “in the case of clause (y)”.

(b) The following definitions are added to Section 101 of the Indenture in the appropriate alphabetical order:

“Accrual Condition: As of any Transfer Date, the condition that shall exist if the Managed Containers transferred on such Transfer Date shall be transferred to the Issuer without the transfer of accrued rentals that are owed by the related Lessee for periods prior to the Transfer Date.”

“Additional Funding Amount. For each Transfer Date, an amount equal to the product of (i) the actual number of days in the two (2) calendar months immediately following such Transfer Date and (ii) the then average daily gross billed (per diem) rate on all Leases in effect on such Transfer Date with respect to all Eligible Containers transferred on such Transfer Date.”

(c) The definition of “Available Distribution Amount” appearing in Section 101 of the Indenture is amended to read as follows:

“Available Distribution Amount. For any Payment Date, all amounts in the Trust Account on the related Determination Date that consist of: (i) Issuer Proceeds, less certain sums deducted in accordance with the terms of the Management Agreement, in each case for the most recently completed Collection Period, (ii) all Warranty Purchase Amounts and Manager Advances received by the Issuer after the Determination Date in the immediately preceding month, (iii) any earnings on Eligible Investments in the Trust Account to the extent that such earnings were credited to such account after the Determination Date in the immediately preceding month, (iv) if such Payment Date occurs in one of the two (2) calendar months immediately succeeding any Transfer Date, an amount equal to the product of (x) fifty percent (50%) and (y) the Additional Funding Amount for such Transfer Date, (v) funds transferred from the Excess Funding Account on such Payment Date and (vi) any capital contribution (to the extent consisting of cash) made to the Issuer after the Determination Date in the immediately preceding month. In no event shall the Available Distribution Amount include the proceeds of the Containers and Leases sold at the direction of a Liquidating Series pursuant to Section 804(b) of this Indenture.”

(d) Section 302 is amended to add a new paragraph (g) that reads as follows:

“(g) The Issuer is also required to deposit in the Trust Account (i) on each Transfer Date, so long as the Accrual Condition shall exist on such Transfer Date, the Additional Funding Amount for the Managed Containers acquired on such Transfer Date, and (ii) all Warranty Purchase Amounts and any other payments required to be deposited in the Trust Account pursuant to the Indenture and the other Related Documents on the date specified in the Related Documents.”

Section 3. Amendments to the Supplement. Pursuant to Section 705 of the Supplement, the Supplement is hereby amended as follows:

(a) The definition of “Series 2013-1 Restricted Cash Amount” that appears in Section 101 of the Supplement is hereby amended to read as follows:

“Series 2013-1 Restricted Cash Amount means, as of any Payment Date, an amount equal to the product of (a) five (5), (b) one-twelfth, (c) the rate applicable pursuant to clause (i)(B) or (ii)(B) (as applicable) of the definition of “Series 2013-1 Note Interest Payment”, and (d) the Unpaid Principal Balance for Series 2013-1 as of such Payment Date, which Unpaid Principal Balance shall be calculated after giving effect to all advances of principal and principal payments made on such Payment Date.”

(b) The definition of “Permitted Expenses Withdrawal” is deleted from Section 101 of the Supplement.

(c) The existing provision of Section 302(c) is deleted and replaced with the following words: “Section intentionally omitted”.

(d) Section 303(b)(ix) of the Supplement is hereby amended and restated to read in its entirety as follows:

“(ix) To each Series 2013-1 Noteholder on the immediately preceding Record Date, an amount equal to its Pro Rata portion of (A) the Series 2013-1 Note Interest Payment (exclusive of Step Up Warehouse Fees and Default Fees on the Series 2013-1 Notes) for such Payment Date and (B) the Unused Fee for such Payment Date;”

(e) Section 303(c)(ix) of the Supplement is hereby amended and restated to read in its entirety as follows:

“(ix) To each Series 2013-1 Noteholder on the immediately preceding Record Date, an amount equal to its Pro Rata portion of (A) the Series 2013-1 Note Interest Payment (exclusive of Step Up Warehouse Fees and Default Fees on the Series 2013-1 Notes) for such Payment Date and (B) the Unused Fee for such Payment Date;”

(f) Section 303(d)(ix) of the Supplement is hereby amended and restated to read in its entirety as follows:

“(ix) To each Series 2013-1 Noteholder on the immediately preceding Record Date, an amount equal to its Pro Rata portion of (A) the Series 2013-1 Note Interest Payment (exclusive of Step Up Warehouse Fees and Default Fees on the Series 2013-1 Notes) for such Payment Date and (B) the Unused Fee for such Payment Date;”

(g) Section 401(a) of the Supplement is hereby amended to add a new clause (vii) to the definition of “Series Specific Early Amortization Event” that reads as follows:

“(vii) The Stated Conversion Date (as defined in the Series 2013-1 Note Purchase Agreement) occurs and is not extended by all of the Series 2013-1 Noteholders.”

(h) Section 401(b) of the Supplement is hereby amended and restated to read as follows:

“(b) The Series-Specific Early Amortization Event described in Section 401(a)(ii) shall, for purposes of the Related Documents, be deemed no longer to be continuing, if such condition does not exist on any two consecutive subsequent Payment Dates, immediately upon such second consecutive Payment Date. The Series-Specific Early Amortization Event described in Section 401(a)(iv) shall, for purposes of the Related Documents, be deemed no longer to be continuing immediately upon the cure or waiver thereof, within sixty (60) days of the initial occurrence thereof, for purposes of the Funded Debt Documents. The Series-Specific Early Amortization Event described in Section 401(a)(vii) may only be waived in a writing signed by all of the then Series 2013-1 Noteholders. Except as described in the preceding three sentences, if a Series 2013-1 Early Amortization Event exists on any Payment Date, then such Series 2013-1 Early

Amortization Event shall be deemed to continue until the Business Day on which the Control Party waives, in writing, such Series 2013-1 Early Amortization Event. The Indenture Trustee shall promptly provide notice of any such waiver to each Rating Agency for the Series 2013-1 Notes.”

(i) Section 502(g) of the Supplement is hereby amended to read as follows:

“(g) Deposit to Trust Account. On or prior to each Funding Date on which the Issuer shall acquire additional Eligible Containers and the Accrual Condition then exists, the Issuer shall have deposited into the Trust Account funds in an amount equal to the Additional Funding Amount.

Section 4. Amendments to the Note Purchase Agreement. Pursuant to Section 9.1 of the Note Purchase Agreement:

(a) Pursuant to that certain Assignment and Acceptance, dated as of the date hereof (the “RBC-SunTrust Assignment”), between Royal Bank of Canada, as assignor, and SunTrust Bank, as assignee, (A) SunTrust Bank shall become a party to the Note Purchase Agreement as a Purchaser with a Purchase Limit equal to Fifty Million Dollars ($50,000,000) and (B) the Purchase Limit of Royal Bank of Canada as a Purchaser shall be reduced to One Hundred Fifty Million Dollars ($150,000,000). The RBC-SunTrust Assignment shall become effective immediately following the time this Amendment shall become effective in accordance with Section 7 hereof.

(b) Upon the effectiveness of the RBC-SunTrust Assignment, Schedule II to the Note Purchase Agreement shall be amended and restated in its entirety in the form of Exhibit A attached to this Amendment.

Section 5. Reallocation of Series 2013-1 Note Principal Balance among Series 2013-1 Noteholders.

Each of the parties hereto hereby agrees that, subject to, and upon, the Effective Date and the effectiveness of the RBC-SunTrust Assignment, each Series 2013-1 Noteholder party hereto (as a Purchaser under the Note Purchase Agreement) shall have the Purchase Limit set forth opposite its name on Exhibit A to this Amendment (the “Commitment Reallocation”). In connection with the Commitment Reallocation, each Series 2013-1 Noteholder party hereto (i) shall comply with the instructions of the Administrative Agent regarding payments to the other Series 2013-1 Noteholders that may be necessary to cause the outstanding Series 2013-1 Note Principal Balance of each such Series 2013-1 Noteholder to be equal to such Series 2013-1 Noteholder’s Pro Rata share of the Aggregate Series 2013-1 Note Principal Balance on the Effective Date, and (ii) acknowledges and agrees that such Commitment Reallocation may result in (x) a funding by a certain Series 2013-1 Noteholder on the Effective Date on a non-Pro Rata basis, and (y) receipt of funds by a certain Series 2013-1 Noteholder on the Effective Date on a non-Pro Rata basis.

Section 6. Representations and Warranties.

(a) Each of the parties hereto hereby confirms that each of the representations and warranties set forth in the Indenture, the Supplement and the Note Purchase Agreement made by such party are true and correct as of the date first written above with the same effect as though each had been made by such party as of such date, except to the extent that any of such representations and warranties expressly relates to earlier dates.

(b) The Issuer hereby confirms that each of the conditions precedent to the amendment to the Indenture, the Supplement and the Note Purchase Agreement have been, or contemporaneously with the execution of this Amendment will be, satisfied.

Section 7. Effectiveness of Amendment.

(a) Sections 2, 3, 4 and 5 of this Amendment shall become effective, as of the date first above written, upon satisfaction or waiver by the applicable parties of each of the following conditions (the “Effective Date”):

(i) This Amendment shall have been executed and delivered by the Issuer, the Indenture Trustee, Series 2013-1 Noteholders and Deal Agents;

(ii) The parties hereto (other than the Issuer) shall have received an Officer’s Certificate of the Issuer with respect to the satisfaction of the conditions precedent set forth in this Section 7(a);

(iii) The Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate that all of the conditions specified in Section 705(d)(i) and (ii) of the Supplement have been satisfied;

(iv) The Issuer shall have given the Indenture Trustee an Opinion of Counsel stating that the execution of this Amendment is authorized or permitted pursuant to the terms of the Supplement;

(v) Issuer shall have executed and delivered to certain of the Series 2013-1 Noteholders fee letters dated as of the date hereof and shall have paid the fees set forth therein to such Series 2013-1 Noteholders; and

(vi) All amounts on deposit in the Series 2013-1 Restricted Cash Account immediately prior to the Effective Date that are in excess of the Series 2013-1 Restricted Cash Amount (as amended hereby) shall have been deposited into the Trust Account.

(b) Upon the execution and delivery of this Amendment by the parties hereto, this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(c) Upon the effectiveness of (i) Section 2 of this Amendment, (x) this Amendment shall become a part of the Indenture and (y) each reference in the Indenture to “this Indenture”, or “hereof”, “hereunder” or words of like import, and each reference in any other document to the Indenture, shall mean and be a reference to the Indenture, as amended or modified hereby, (ii) Section 3 of this Amendment, (x) this Amendment shall become a part of the Supplement and (y) each reference in the Supplement to “this Supplement”, or “hereof”, “hereunder” or words of like import, and each reference in any other document to the Supplement, shall mean and be a reference to the Supplement, as amended or modified hereby, (iii) Section 4 of this Amendment, (x) this Amendment shall become a part of the Note Purchase Agreement and (y) each reference in the Note Purchase Agreement to “this Agreement”, or “hereof”, “hereunder” or words of like import, and each reference in any other document to the Note Purchase Agreement, shall mean and be a reference to the Note Purchase Agreement, as amended or modified hereby.

(d) Except as expressly amended or modified hereby, each of the Indenture, the Supplement and the Note Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

Section 8. Execution in Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

Section 9. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (PROVIDED THAT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW SHALL APPLY), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 10. Direction of Requisite Global Majority to Indenture Trustee. The parties hereto, which include the Requisite Global Majority, hereby direct the Indenture Trustee to execute and deliver this Amendment.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

TEXTAINER MARINE CONTAINERS IV LIMITED

By:	/s/ Christopher C. Morris
Name:
Title:	EVP

TMCL IV Omnibus Amendment No. 1

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Kristen L. Puttin
Name:
Title:	VP

TMCL IV Omnibus Amendment No. 1

BANK OF AMERICA, N.A.

By:	/s/ Margaux L/ Karagosian
Name:
Title:	VP

TMCL IV Omnibus Amendment No. 1

WHITE POINT FUNDING, INC.

By:	/s/ Kevin Wilson
Name:
Title:	Authorized Signatory

ROYAL BANK OF CANADA

By:	/s/ Robert Jones
Name:
Title:	Authorized Signatory

By:	/s/ Kevin Wilson
Name:
Title:	Authorized Signatory

TMCL IV Omnibus Amendment No. 1